Exhibit 99.3

. + Computershare Trust Company, N.A. PO Box 30170 College Station, TX 77842-3170 Within USA, US territories & Canada 800 962 4284 Outside USA, US territories & Canada 781 575 3120 www.computershare.com/investor TIME SENSITIVE INFORMATION. YOUR IMMEDIATE ATTENTION IS NECESSARY. PLEASE COMPLETE AND RETURN PROMPTLY IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS. ELECTION FORM AND LETTER OF TRANSMITTAL This Equity Award Election Form and Letter of Transmittal (the “Election Form”) is being delivered in connection with the Amended and Restated Agreement and Plan of Merger, dated July 24, 2016 (the “Merger Agreement”), by and among Carmike Cinemas, Inc. (“Carmike”), AMC Entertainment Holdings, Inc. (“AMC”) and Congress Merger Subsidiary, Inc., a wholly owned subsidiary of AMC (“Merger Sub”), pursuant to which Merger Sub will merge with and into Carmike (the “Merger”). This Election Form permits you to make an election as to the type of consideration (cash and/or AMC Class A common stock) that you wish to receive in connection with the Merger with respect to your shares of Carmike common stock purchased through the Carmike ESPP and/or held in a Carmike managed brokerage account, stock options, Carmike restricted shares, Carmike restricted stock units and/or Carmike performance shares (in each case, as defined below) that you hold, as listed below. You may receive additional Election Forms with respect to other shares of Carmike common stock held directly by you. To be effective, this Election Form must be received by Computershare, the Exchange Agent, no later than 5:00 p.m., Eastern Daylight Time, on the eighth business day prior to the closing of the Merger, unless extended (the “Equity Award Election Deadline”). The Equity Award Election Deadline could be as early as November 25, 2016, although the Equity Award Election Deadline is based on the closing of the Merger, which remains subject to various conditions, including, among other things, receipt of the requisite approval of stockholders of Carmike and the receipt of regulatory approvals as contemplated by the Merger Agreement. There can be no assurance as to the timing of the closing of the Merger or as to whether the Merger will be approved by stockholders of Carmike or as to whether the required regulatory approvals will be received. AMC and Carmike will publicly announce the Equity Award Election Deadline and any extensions of the Equity Award Election Deadline in a press release, on their websites and in a filing with the SEC. Treatment of Equity Awards in the Merger ESPP Shares Shares of Carmike common stock purchased through the Carmike Employee Stock Purchase Plan (the “ESPP shares”) will be entitled to receive the merger consideration in connection with the Merger. This Election Form may be used to make an election as to the type of consideration (cash and/or AMC Class A common stock) that you wish to receive with respect to your ESPP shares listed on the third page of this Election Form. Shares in a Carmike Managed Brokerage Account Shares of Carmike common stock issued in connection with previously vested Carmike restricted stock units and/or performance shares that are held in an account managed by the administrator of the Carmike stock plans (the “Carmike managed shares”) will be entitled to receive the merger consideration in connection with the Merger. This Election Form may be used to make an election as to the type of consideration (cash and/or AMC Class A common stock) that you wish to receive with respect to your Carmike managed shares listed on the third page of this Election Form. PAGE 1

. Stock Options Prior to the effective time of the Merger, each outstanding Carmike stock option (the ‘‘stock options’’) whether or not vested or exercisable, will, contingent upon the consummation of the Merger, become 100% vested and exercisable. If you would like to become entitled to the merger consideration with respect to your stock options, you must exercise your stock options by making an election on this Election Form prior to the Equity Award Election Deadline. If you exercise your stock options in this Election Form, your exercise will be effective seven (7) days prior to and contingent upon the consummation of the Merger. The number of shares of Carmike common stock you receive in connection with your exercise of Carmike stock options will be reduced by the number of shares of Carmike common stock required to be surrendered as payment of the exercise price (the “Net Option Shares”). Each Net Option Share will be entitled to receive the merger consideration, plus any dividends or distributions to which holders of Carmike common stock are entitled in respect of AMC Class A common stock for any record date after the effective time of the Merger, subject to the terms of the Merger Agreement. The number of Net Option Shares issued in respect of your stock options will be equal to (x) the number of shares of Carmike common stock subject to such Carmike stock option, less (y) the aggregate exercise price of all Carmike common stock subject to such Carmike stock option of the holder divided by the “fair market value” of Carmike common stock (as defined in the applicable equity award plan) on the date of exercise. Assuming that (a) the total number of shares of Carmike common stock subject to your stock option is 100 shares, (b) the per share exercise price is $10, and (c) the fair market value of Carmike common stock on the date of exercise is $33.06, your Net Option Shares will be equal to (x) 100 shares, less (y) $1000 divided by $33.06, or 70 Net Option Shares (rounded to the nearest whole number of shares). If you do not exercise your stock options, each outstanding Carmike stock option will, at the effective time of the Merger, be cancelled automatically, and Carmike will pay each holder of such cancelled Carmike stock option an amount in cash (less any applicable tax withholdings), determined by multiplying (x) the excess, if any, of $33.06 over the exercise price per share of Carmike common stock subject to such Carmike stock option by (y) the number of shares of Carmike common stock subject to such Carmike stock option. Notwithstanding the foregoing, if the per share exercise price payable with respect to a Carmike stock option exceeds $33.06 (i.e., the stock option is “underwater”), then such Carmike stock option will be cancelled without payment of any consideration with respect thereto. If you do not exercise your Carmike stock option, you will not be entitled to receive any shares of AMC Class A common stock under the Merger Agreement in respect of your Carmike stock option. Other Equity Awards (Restricted Stock, Restricted Stock Units and/or Performance Shares) In addition, immediately prior to the effective time of the Merger: • each share of Carmike restricted stock that is then outstanding (the ‘‘restricted stock’’), whether or not vested, will, contingent upon consummation of the Merger, become 100% vested and all outstanding issuance and forfeiture conditions will be deemed 100% satisfied. The holders of such restricted stock will be entitled to receive the merger consideration, plus any dividends or distributions to which holders of Carmike common stock are entitled in respect of AMC Class A common stock for any record date after the effective time of the Merger, subject to the terms of the Merger Agreement; • each award of Carmike restricted stock units that is then outstanding (the ‘‘restricted stock units’’), whether or not vested, will, contingent upon consummation of the Merger, become 100% vested and all outstanding issuance and forfeiture conditions will be deemed 100% satisfied. Carmike will issue to the holder of any such Carmike restricted stock units the number of shares of Carmike common stock underlying such Carmike restricted stock units, and pay in cash all dividend equivalents, if any, accrued but unpaid as of the effective time of the Merger. The shares issued with respect to the restricted stock units will be entitled to receive the merger consideration in accordance with the Merger Agreement plus any dividends or distributions to which holders of Carmike common stock are entitled in respect of AMC Class A common stock for any record date after the effective time, in accordance with the Merger Agreement; and • each award of Carmike performance shares that is then outstanding (the ‘‘performance shares’’), whether or not vested, or whether or not performance criteria have been achieved, will, contingent upon consummation of the Merger, become 100% vested and all outstanding issuance and forfeiture conditions will be deemed 100% satisfied with respect to (1) the actual number of shares of Carmike common stock earned for each performance period completed prior to the effective time of the Merger, as determined by Carmike prior to the effective time of the Merger in accordance with the terms of the applicable award agreements and the Carmike stock plans in existence as of the effective date of the original merger agreement, and (2) the number of shares of Carmike common stock equal to the specified number of target shares for any performance period during which the effective time of the Merger occurs and for each succeeding performance period covered by such Carmike performance shares. The holders of such shares will be entitled to receive the merger consideration plus any dividends or distributions to which holders of Carmike common stock are entitled in respect of AMC Class A common stock for any record date after the effective time, in accordance with the Merger Agreement. PAGE 2

. All of the ESPP shares, Carmike managed shares, Net Option Shares deemed to be issued in respect of stock options, shares of Carmike restricted stock, shares of Carmike common stock deemed to be issued in respect of restricted stock units and shares of Carmike common stock deemed to be issued in respect of performance shares (collectively, the “Carmike Equity Award Shares”) will be converted into the right to receive, at the election of the holder but subject to proration, adjustment and certain limitations as set forth in the Merger Agreement, one of the following: (i) 1.0819 shares of AMC Class A common stock for each Carmike Equity Award Share (an all stock election); (ii) $33.06 in cash without interest for each Carmike Equity Award Share (an all cash election); or (iii) A mixed election comprised of cash and shares of AMC Class A common stock. If you fail to make a valid election for any reason, you will be deemed to have made a non-election and will have no control over the type of merger consideration that you receive with respect to your Carmike Equity Award Shares. The type of per share merger consideration a non-electing stockholder receives will depend on the extent to which the stock election is oversubscribed or undersubscribed, and these non-election stockholders could receive all stock, all cash or a mix of stock and cash depending on the elections that electing stockholders make. Each person will be permitted to make one election with respect to such person’s Carmike Equity Award Shares. This election governs the consideration that you will receive with respect to your Carmike Equity Award Shares if the Merger is consummated. This election may also affect the income tax treatment of the consideration you receive. Your Carmike Equity Award Shares: Name & Address of the Holder of the Carmike equity awards: Description of Carmike equity award Eligible shares of Carmike common stock ESPP Shares Carmike managed shares Eligible equity awards Outstanding stock options:1 Outstanding restricted shares: Outstanding restricted stock units: Outstanding performance shares: TOTAL 1 The number of shares attributable to exercised stock options will be reduced by the number of shares of Carmike common stock required to be surrendered as payment of the applicable exercise price. The number of Net Option Shares issued in respect of your stock options will only be known until after such options have been exercised, which will be effective seven (7) days prior to, and contingent on, closing if you exercise your stock options using this Election Form. PAGE 3

. To exercise your stock options (if any), check the box in Section A below. To elect the form in which you wish your Carmike Equity Award Shares to be paid, check the applicable box in Section B below. The undersigned understands and acknowledges that this election is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Form. In particular, all elections are subject to proration provisions in the Merger Agreement, which are designed to ensure that, on an aggregate basis, 70% of the outstanding shares of Carmike common stock will be converted into cash and 30% of the outstanding shares of Carmike common stock will be converted into AMC Class A common stock par value $0.01 per share. Therefore, there is no assurance that you will receive your election choices. The allocation of the consideration will be made in accordance with the allocation and proration procedures set forth in the Merger Agreement. Refer to the AMC Registration Statement on Form S-4 (Securities Act File No. 333-213802) for examples of the mechanics of these proration procedures. Important Additional Information Regarding the Merger This election form may be deemed to be solicitation material in respect of the Merger. In connection with the Merger, a Registration Statement on Form S-4 (the “Registration Statement”) has been filed with the Securities and Exchange Commission (“SEC”) containing a prospectus with respect to the AMC common stock to be issued in the Merger and a proxy statement of Carmike in connection with the Merger (the “Proxy Statement/Prospectus”). The proxy statement of Carmike contained in the Proxy Statement/Prospectus replaces the definitive proxy statement which Carmike previously filed with the SEC on May 23, 2016 and mailed to its stockholders on or about May 25, 2016. Each of AMC and Carmike intends to file other documents with the SEC regarding the Merger. The definitive Proxy Statement/Prospectus was mailed to stockholders of Carmike on or about October 13, 2016 and contains important information about the Merger and related matters. BEFORE MAKING ANY INVESTMENT OR VOTING DECISION, CARMIKE’S STOCKHOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT AMC OR CARMIKE HAS FILED OR MAY FILE WITH THE SEC IN CONNECTION WITH THE MERGER, OR WHICH ARE INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Carmike’s stockholders may obtain, free of charge, copies of the definitive Proxy Statement/Prospectus and Registration Statement and other relevant documents filed by AMC and Carmike with the SEC, at the SEC’s website at www.sec.gov. In addition, Carmike’s stockholders may obtain free copies of the Proxy Statement/Prospectus and other relevant documents filed by Carmike with the SEC from Carmike’s website at http://www.carmikeinvestors.com/. This communication does not constitute an offer to buy or exchange, or the solicitation of an offer to sell or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This communication is not a substitute for any prospectus, proxy statement or any other document that AMC or Carmike may file with the SEC in connection with the Merger. A special meeting of Carmike’s stockholders of record as of September 27, 2016 has been scheduled for November 15, 2016 for purposes of obtaining Carmike stockholders’ approval of the Merger and the other transactions discussed in the Proxy Statement/Prospectus (the “Carmike Special Meeting”). Carmike has previously mailed to you, and you should have previously received, a separate package containing the definitive Proxy Statement/Prospectus (which includes a copy of the Merger Agreement as Annex A thereto) as well as a proxy card to vote your shares of Carmike common stock at the Carmike Special Meeting. Participants in the Solicitation This communication does not constitute a solicitation of a proxy from any stockholder with respect to the Merger. However, each of AMC, Carmike and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Carmike’s stockholders with respect to the Merger. More detailed information regarding the identity of these potential participants, and any direct or indirect interests they may have in the Merger, by security holdings or otherwise, is set forth in the Proxy Statement/Prospectus. Additional information concerning AMC’s directors and executive officers is set forth in the definitive proxy statement filed by AMC with the SEC on March 15, 2016 and in the Annual Report on Form 10-K filed by AMC with the SEC on March 8, 2016. These documents are available to Carmike stockholders free of charge from the SEC’s website at www.sec.gov and from the investor relations section of AMC’s website at amctheatres.com. Additional information concerning Carmike’s directors and executive officers and their ownership of Carmike common stock is set forth in the proxy statement for Carmike’s most recent annual meeting of stockholders, which was filed with the SEC on April 15, 2016 and in the Annual Report on Form 10-K filed by Carmike with the SEC on February 29, 2016. These documents are available to Carmike stockholders free of charge from the SEC’s website at www.sec.gov and from Carmike’s website at http://www.carmikeinvestors.com/. PAGE 4

. SECTION A: EXERCISE OF ELIGIBLE STOCK OPTIONS Complete this section only if you have outstanding stock options listed in the table above. I hereby elect to exercise all of my outstanding stock options effective seven days prior to the effective time of the Merger, and contingent upon the consummation of the Merger. If the Merger Agreement is terminated for any reason, such exercise shall be null and void ab initio without further action required by me or Carmike: EXERCISE OF STOCK OPTIONS Mark this box to elect to exercise all of your outstanding and exercisable Carmike stock options listed in the table above. If you do not exercise your stock options, each outstanding Carmike stock option will, at the effective time, be cancelled automatically, and Carmike will pay each holder of such cancelled Carmike stock option an amount in cash (less any applicable tax withholdings), determined by multiplying (x) the excess, if any, of $33.06 over the exercise price per share of Carmike common stock subject to such Carmike stock option by (y) the number of shares of Carmike common stock subject to such Carmike stock option. SECTION B: ELECTION OPTIONS All equity award holders to complete this section. I hereby elect to receive the following as consideration for my Carmike Equity Award Shares, subject to proration, as set forth in the Merger Agreement: ALL STOCK ELECTION (1.0819 shares of AMC Class A common stock (plus cash in lieu of any fractional shares) for EACH Carmike Equity Award Share (the “Stock Consideration”)) Mark this box to elect to make a stock election with respect to ALL of your Carmike Equity Award Shares. ALL CASH ELECTION (cash having a value per share equal to $33.06 for EACH Carmike Equity Award Shares (the “Cash Consideration”)) Mark this box to elect to make a cash election with respect to ALL of your Carmike Equity Award Shares. MIXED ELECTION (Stock Consideration for some of your Carmike Equity Award Shares and Cash Consideration for the remainder of your Carmike Equity Award Shares) Mark this box to elect to make a stock election with respect to a portion of your Carmike Equity Award Shares (1.0819 shares of AMC Class A common stock (plus cash in lieu of any fractional shares for each such Carmike Equity Award Share)) and a cash election with respect to the remainder of your Carmike Equity Award Shares (cash having a value of $33.06 per share). Please fill in the blank to the right to designate percentage (in whole percentages) of your Carmike Equity Award Shares that you want converted into the right to receive Stock Consideration. NO ELECTION (No preference with respect to the receipt of AMC Class A common stock, cash or a combination of stock and cash) Mark this box to make no election with respect to your Carmike Equity Award Shares. You will be deemed to have made a “NO ELECTION” if: A. B. C. D. You fail to follow the instructions on the Election Form or otherwise fail to properly make an election; A properly completed Election Form is not actually received by the Exchange Agent on or before the Equity Award Election Deadline; You properly and timely revoke a prior election without making a new election; or You check the “No Election” box above. IMPORTANT: Because AMC will pay a fixed amount of cash and issue a fixed number of shares of AMC Class A common stock as part of the consideration, the aggregate value of the consideration you receive may depend in part on the price per share on the NYSE of AMC Class A common stock at the time the merger is completed. In particular, if you receive Stock Consideration, the value of AMC Class A common stock cannot be determined until the date the Merger is completed. Therefore, the value of the consideration when received may be different than its estimated value at the time you make your election. The tax consequences of the Merger to you will depend on whether you receive AMC Class A common stock, cash, or a combination of both for your Carmike common stock. You should consult your personal tax advisor before making an election. The undersigned represents and warrants that the undersigned (i) has full power and authority to make the election contained herein with respect to the above described Carmike Equity Award Shares and that when accepted for exchange by AMC, AMC will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, (ii) understands that no election is made in acceptable form until receipt by the exchange Agent of this Election Form, duly completed and manually singed, together with all accompanying evidences of authority, and (iii) agrees that all questions as to validity, form and eligibility of any SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s) or the electronic book-entry account. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation, or other person acting in a fiduciary or representative capacity, please set forth full title. See Instructions B.1 and B.2. Signature of holder of Carmike Equity Award Shares Title, if any Area Code/Phone Number PAGE 5%

. INSTRUCTIONS 1. Time in which to Make an Election. To be effective, a properly completed Election Form and Letter of Transmittal (an “Election Form”) must be received by Computershare, the Exchange Agent, no later than 5:00 p.m., Eastern Daylight Time, on the eighth business day prior to the closing of the Merger, unless extended (the “Equity Award Election Deadline”). The Equity Award Election Deadline could be as early as November 25, 2016, although the Equity Award Election Deadline is based on the closing of the Merger, which remains subject to various conditions, including, among other things, receipt of the requisite approval of stockholders of Carmike and the receipt of regulatory approvals as contemplated by the Merger Agreement. There can be no assurance as to the timing of the closing of the Merger or as to whether the Merger will be approved by stockholders of Carmike or as to whether the required regulatory approvals will be received. AMC and Carmike will publicly announce the Equity Award Election Deadline and any extensions of the Equity Award Election Deadline in a press release, on their websites and in a filing with the SEC. Holders of Carmike Equity Award Shares who do not properly and timely make an election as provided in the preceding sentence or who properly and timely revoke a prior election will be considered a Non-Electing Stockholder. See Instruction 5 below. You understand and acknowledge that you will not receive the merger consideration unless and until the Merger is complete and the Exchange Agent has received from you all necessary documentation. 2. Exercise of Eligible Stock Options. On the fifth page of this Election Form, under “Exercise of Eligible Stock Options,” indicate whether you would like to exercise your stock options (if any). The Merger Agreement limits the amount of cash and the amount of AMC Class A common stock that can be issued in the Merger, and it thus may not be possible for all elections to be honored in full. If you exercise your stock options in this Election Form, your exercise will be effective seven (7) days prior to and contingent upon the consummation of the Merger. If the Merger Agreement is terminated for any reason, such exercise shall be null and void ab initio without further action required by me or Carmike 3. Election Options. On the fifth page of this Election Form, under “Election Options,” indicate whether you would like to receive in exchange for your Carmike Equity Award Shares, (i) only shares of AMC Class A common stock, (ii) only cash, (iii) a combination of AMC Class A common stock and cash, or (iv) “No Election.” Mark only one box. The Merger Agreement limits the amount of cash and the amount of AMC Class A common stock that can be issued in the Merger, and it thus may not be possible for all elections to be honored in full. 4. Change or Revocation of Election. A holder of Carmike Equity Award Shares that has made an election may, at any time prior to the Equity Award Election Deadline, change such election by submitting to the Exchange Agent a revised Election Form, properly completed and signed, that is received by the Exchange Agent prior to the Equity Award Election Deadline. 5. Carmike Equity Award Shares as to Which No Election is Made. Holders of Carmike Equity Award Shares, other than holders of stock options, who mark the “No Election” box on the Election Form, or who fail to submit a properly completed Election Form, or who revoke their previously submitted Election Form and fail to submit a properly completed Election Form (each of the foregoing, a “Non-Electing Stockholder”), shall have their shares of Carmike common stock converted into the right to receive (i) 1.0819 of a share of AMC Class A common stock for each Carmike Equity Award Shares, plus cash in lieu of any fractional shares, (ii) a per share cash payment of $33.06 or (iii) a combination of cash and AMC Class A common stock. In addition, a holder who does not make an election for all of his or her shares will be deemed to be a Non-Electing Stockholder with respect to those shares for which an election is not made, and will be entitled to receive Stock Consideration and Cash Consideration as determined in accordance with the allocation and proration procedures set forth in the Merger Agreement. Holders of stock options who mark the “No Election” box on the Election Form, or who fail to submit a properly completed Election Form, or who revoke their previously submitted Election Form and fail to submit a properly completed Election Form, each outstanding Carmike stock option will, at the effective time, be cancelled automatically, and Carmike will pay each holder of such cancelled Carmike stock option an amount in cash (less any applicable tax withholdings), determined by multiplying (x) the excess, if any, of $33.06 over the exercise price per share of Carmike common stock subject to such Carmike stock option by (y) the number of shares of Carmike common stock subject to such Carmike stock option. Notwithstanding the foregoing, if the per share exercise price payable with respect to a Carmike stock option exceeds $33.06 (i.e., the stock option is “underwater”), then such Carmike stock option will be cancelled without payment of any consideration with respect thereto. 6. If you fail to make a valid election for any reason, you will be deemed to have made a non-election and will have no control over the type of merger consideration that you receive with respect to your Carmike Equity Award Shares. The type of per share merger consideration a Non-Electing Stockholder receives will depend on the extent to which the stock election is oversubscribed or undersubscribed, and these non-election stockholders could receive all stock, all cash or a mix of stock and cash depending on the elections that are made. 7. Method of Delivery. Your election materials may be sent to the Exchange Agent at one of the addresses provided below. Please ensure sufficient time so that the election materials are actually received by the Exchange Agent on or prior to the Equity Award Election Deadline. If delivering by U.S. mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011 If delivering by courier: Computershare Trust Company, N.A. c/o Voluntary Corporation Actions 250 Royall Street, Suite V Canton, MA 02021 PAGE 6

. By signing and delivering this Election Form a, the undersigned hereby forever waives any and all rights of appraisal and any dissenters’ rights to which the undersigned may have been entitled pursuant to Section 262 of the Delaware General Corporation Law with respect to the transactions contemplated by the Merger Agreement and withdraws any and all written objections to the transactions contemplated thereby and/or demands for appraisal, if any, with respect to the Carmike Equity Award Shares. Do not send your election materials to AMC, Carmike or Georgeson Inc. in its capacity as the Information Agent, because they will not be forwarded to the Exchange Agent, and your election will be invalid. The method of delivery is at the option and risk of the electing stockholder. Registered mail, appropriately insured, with return receipt requested, is suggested. PAGE 7

. FREQUENTLY ASKED QUESTIONS 1. Why have I been sent an Equity Award Election Form and Letter of Transmittal? The Equity Award Election Form and Letter of Transmittal is being delivered in connection with the Amended and Restated Agreement and Plan of Merger, dated July 24, 2016 (the “Merger Agreement”), by and among Carmike Cinemas, Inc. (“Carmike”), AMC Entertainment Holdings, Inc. (“AMC”) and Congress Merger Subsidiary, Inc., a wholly owned subsidiary of AMC (“Merger Sub”), pursuant to which Merger Sub will merge with and into Carmike (the “Merger”). You are receiving the Equity Award Election Form and Letter of Transmittal (an “Election Form”) because you hold Carmike ESPP shares, Carmike managed shares, outstanding Carmike stock options, restricted shares, restricted stock units and/or performance shares. The Election Form permits you (i) to make an election as to the type of consideration (cash and/or AMC Class A common stock) that you wish to receive in connection with the Merger and (ii) permits you to exercise any outstanding stock options. The Election Form may be used to make an election with respect to all of your ESPP shares, Carmike managed shares, stock options, restricted shares, restricted stock units and/or performance shares (together your “Carmike Equity Award Shares”) listed on the third page of this Election Form. In exchange for your Carmike Equity Award Shares, you have the right to elect on the Election Form to receive the Cash Consideration or the Stock Consideration, in each case without interest and less any applicable withholding taxes, , subject to proration so that 70% of the total number of shares of Carmike common stock issued and outstanding at the effective time of the Merger (excluding any excluded shares) will be converted into cash and 30% of the Carmike shares will be converted into shares of AMC Class A common stock. AMC has filed a Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) to register the shares of AMC common stock that will be issued to stockholders of Carmike in connection with the Merger. The Registration Statement includes the Proxy Statement/Prospectus regarding the Merger. A copy of the Proxy Statement/Prospectus is included with this Election Form. YOU ARE URGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS (AND ANY OTHER DOCUMENTS FILED WITH THE SEC BY AMC OR CARMIKE OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS CONTAIN IMPORTANT INFORMATION REGARDING THE MERGER. You may obtain free copies of the Proxy Statement/Prospectus and other relevant documents filed by AMC or Carmike with the SEC from the SEC’s website at www.sec.gov, AMC’s website at www.investor.amctheatres.com or Carmike’s website at http://www.carmikeinvestors.com/ or from the Information Agent. Because elections are subject to proration as described below, you may receive some shares of AMC Class A common stock, rather than cash, even if you elected to receive cash with respect to all your shares of Carmike common stock (and vice versa). What is the Election Form and Letter of Transmittal? The Election Form does two things. First, it allows you to exercise the stock options that you own, if any. Second, it lets us know your preferred form of payment for your shares of Carmike Equity Award Shares. How do I complete the Election Form and Letter of Transmittal? Instructions for completing the Election Form are set forth above. 2. 3. Please use the Election Form to make your election as to the type of consideration that you wish to receive in connection with the Merger, or make no election with respect thereof. When completed, please sign and date the Election Form and send it to the Exchange Agent in the enclosed envelope. Please see Question 15 for important information concerning the transmittal of your Election Form to the Exchange Agent. Please note that if your shares are held jointly, signatures of both owners are required. Consistent with the terms of the Merger Agreement, the Election Form authorizes the Exchange Agent to take all actions necessary to accomplish the delivery of the shares of AMC Class A common stock and/or cash in exchange for your shares of Carmike Equity Award Shares. Please return your Election Form in the enclosed envelope. What is the deadline for making an election? To be effective, a properly completed Election Form must be received by Computershare, the Exchange Agent, no later than 5:00 p.m., Eastern Daylight Time, on the eighth business day prior to the closing of the Merger, unless extended (the “Equity Award Election Deadline”). The Equity Award Election Deadline could be as early as November 25, 2016, although the Equity Award Election Deadline is based on the closing of the Merger, which remains subject to various conditions, including, among other things, receipt of the requisite approval of stockholders of Carmike and the receipt of regulatory approvals as contemplated by the Merger Agreement. There can be no assurance as to the timing of the closing of the Merger or as to whether the Merger will be approved by stockholders of Carmike or as to whether the required regulatory approvals will be received. AMC and Carmike will publicly the Equity Award Election Deadline and any extensions of the Equity Award Election Deadline in a press release, on their websites and in a filing with the SEC. 4. Holders of Carmike Equity Award Shares who do not properly and timely make an election or who properly and timely revoke a prior election will be considered a Non-Electing Stockholder. See Instruction 7 on the Election Form. You understand and PAGE 8

. acknowledge that you will not receive the merger consideration unless and until the Merger is complete and the Exchange Agent has received from you all necessary documentation. What is the deadline for exercising my stock options? If you have outstanding stock options, and want to be entitled to the merger consideration, you must exercise your options prior to the Equity Award Election Deadline by completing your Election Form as discussed in Question 3 above. Your stock options will be exercised up to seven (7) days prior to, and contingent on, closing of the Merger. How will the exercise price for my stock options be paid? If you elect to exercise your stock options, the number of shares of Carmike common stock issued in respect of your exercised stock options will be reduced by the number of shares of Carmike common stock required to be surrendered as payment of the aggregate exercise price of your stock options. Accordingly, the number of shares of Carmike common stock for which you are entitled to receive merger consideration will be reduced by an amount equal to the aggregate exercise price of all Carmike common stock subject to your stock options divided by the “fair market value” of Carmike common stock (the “Net Option Shares”). What if I do not exercise my stock options? If you do not exercise your stock options, each outstanding Carmike stock option will, at the effective time, be cancelled automatically, and Carmike will pay each holder of such cancelled Carmike stock option an amount in cash (less any applicable tax withholdings), determined by multiplying (x) the excess, if any, of $33.06 over the exercise price per share of Carmike common stock subject to such Carmike stock option by (y) the number of shares of Carmike common stock subject to such Carmike stock option. Notwithstanding the foregoing, if the per share exercise price payable with respect to a Carmike stock option exceeds $33.06 (i.e., the option is “underwater”), then such Carmike stock option will be cancelled without payment of any consideration with respect thereto. What if I do not complete a form of election or it is not received by the Exchange Agent? If the Exchange Agent does not receive a properly completed Election Form from you at or prior to the Equity Award Election Deadline, then you will be deemed to have made a non-election with respect to your Carmike Equity Award Shares. As such, the merger consideration you receive will depend on the extent to which the stock election is oversubscribed or undersubscribed, and you could receive all stock, all cash or a mix of stock and cash depending on the elections that are made. You bear the risk of proper and timely delivery of all the materials that you are required to submit to the exchange agent in order to properly make an election. 5. 6. 7. 8. If you fail to make a valid election for any reason, you will be deemed to be a Non-Electing Stockholder and will have no control over the type of merger consideration that you receive with respect to your Carmike Equity Award Shares. The type of per share merger consideration a Non-Electing Stockholder receives will depend on the extent to which the stock election is oversubscribed or undersubscribed, and these non-election stockholders could receive all stock, all cash or a mix of stock and cash depending on the elections that are made. Notwithstanding the foregoing, if you do not elect to exercise your stock options, you will receive a cash payment for such options as described in Question 7 above. What does it mean if I receive more than one set of election materials? You may receive additional Election Forms with respect to shares of Carmike common stock held by you. For example, you may own some shares directly as a stockholder of record in addition to any Carmike Equity Award Shares that you hold. In these situations, you will receive an Election Form for holders of Carmike common stock and an Election Form for holders of Carmike Equity Award Shares. You must complete, sign, date and return all of the Election Forms or follow the instructions for any alternative election procedure on each Election Form you receive in order to make an election for all of the shares you own or for which you are entitled to merger consideration. Each Election Form you receive comes with its own prepaid return envelope; make sure you return each Election Form in the return envelope that accompanies that Election Form. Can I change my election after my Election Form has been submitted? Yes. A holder of Carmike Equity Award Shares who has made an election may at any time prior to the Equity Award Election Deadline change such election by submitting to the Exchange Agent a revised Election Form, properly completed and signed, that is received by the Exchange Agent prior to the Equity Award Election Deadline. Am I guaranteed to receive what I ask for on the Election Form? No. Your election is subject to proration, adjustment and certain limitations as set forth in the Merger Agreement. If you make a stock election and the stock election is oversubscribed, then you will receive a portion of the merger consideration in cash. Similarly, if you make a cash election and the stock election is undersubscribed, then you will receive a portion of the merger consideration in AMC Class A common stock. Accordingly, you may not receive exactly the type of consideration that you elect to receive. You instead will receive a mix of stock and cash calculated based on (i) the number of Carmike common shares making each type of election and (ii) the requirement under the Merger Agreement that 70% of the total shares held by all Carmike stockholders are converted into cash and 30% of the total shares held by all Carmike stockholders are converted into shares of AMC Class A common stock. 9. 10. 11. Assuming that the total number of shares of Carmike common stock issued and outstanding and subject to proration as of the effective time of the Merger is 25,000,000, if holders of 7,500,000 shares of Carmike common stock elect to receive the stock consideration and the holders of the remaining 17,500,000 shares of Carmike common stock elect to receive the cash consideration, then no proration will be necessary. Otherwise, the following examples illustrate the mechanics of proration if the shares of AMC Class A common stock are either oversubscribed or undersubscribed to ensure that in either case, 70% of the total number of shares Carmike PAGE 9

. common stock issued and outstanding at the effective time are converted into cash and 30% of the Carmike common shares will be converted into shares of AMC Class A common stock. Oversubscription of Stock Election Example. Assuming that the total number of shares of Carmike common stock outstanding and subject to proration as of the effective time of the Merger is 25,000,000, if in connection with the Merger, Carmike stockholders elect to receive, in aggregate, stock consideration with respect to 9,000,000 shares of Carmike common stock and cash consideration with respect to 16,000,000 shares of Carmike common stock, then (i) all holders of Carmike common stock electing to receive the cash consideration and all holders of Carmike common stock not making an election will have their shares converted into the right to receive the cash consideration and (ii) all holders of Carmike common stock electing to receive AMC Class A common stock will receive stock consideration with respect to a percentage of such shares determined by the fraction of 7,500,000/9,000,000, or 83.33%, and will receive the cash consideration with respect to the remaining 16.67% of their shares of Carmike common stock. Undersubscription of Stock Election Example. If in connection with the Merger, Carmike stockholders elect to receive stock consideration with respect to less than 30% of the outstanding shares of Carmike common stock, (i) all holders of Carmike common stock electing to receive stock consideration will have their shares converted into the right to receive the stock consideration and (ii) those Carmike stockholders who elected to receive cash consideration or who have made no election will be treated in the following manner, depending on whether the number of shares held by Carmike stockholders who have made no election is sufficient to make up the shortfall in the number of shares required to reach 30% of the total number of Carmike common stock outstanding: (a) Assuming that the total number of shares of Carmike common stock outstanding and subject to proration as of the effective time of the Merger is 25,000,000, if in connection with the merger, Carmike stockholders elect to receive, in the aggregate, cash consideration with respect to 16,000,000 shares of Carmike common stock and stock consideration with respect to 1,000,000 shares of Carmike common stock, and Carmike stockholders fail to make an election or make a non-election with respect to 8,000,000 shares of Carmike common stock, then: • all holders of Carmike common stock electing to receive the cash consideration will receive such cash consideration; • all holders of Carmike common stock electing to receive the stock consideration will receive such stock consideration; and • all holders of Carmike common stock failing to make an election or making a non-election will receive stock consideration with respect to a percentage of such shares determined by a fraction of 6,500,000/8,000,000, or 81.25%, and will receive cash consideration with respect to the remaining 18.75% of their shares of Carmike common stock; and (b) Assuming that the total number of shares of Carmike common stock outstanding and subject to proration as of the effective time of the Merger is 25,000,000, if in connection with the Merger, Carmike stockholders elect to receive, in the aggregate, cash consideration with respect to 18,000,000 shares of Carmike common stock and stock consideration with respect to 1,000,000 shares of Carmike common stock, and Carmike stockholders fail to make an election or make a non-election with respect to 6,000,000 shares of Carmike common stock, then: • all holders of Carmike common stock failing to make an election or making a non-election will receive stock consideration; • all holders of Carmike common stock electing to receive the stock consideration will receive such stock consideration; and • all holders of Carmike common stock electing to receive the cash consideration will receive stock consideration with respect to such number of their shares determined by multiplying the number of shares for which such holder has elected to receive cash consideration by a fraction of 500,000/18,000,000, or 2.78%, and will receive cash consideration with respect to the remaining 97.22% of their shares of Carmike common stock. 12. What happens if I am eligible to receive a fraction of a share of AMC Class A common stock as part of the merger consideration? If the aggregate number of shares of AMC Class A common stock that you are entitled to receive as part of the merger consideration includes a fraction of a share of AMC Class A common stock, you will receive cash in lieu of that fractional share. 13. If the merger is completed, how will I receive the merger consideration for my shares? After receiving the proper documentation from you and determining the proper allocations of cash and stock consideration to be paid or issued to Carmike stockholders, for any AMC Class A common stock to which you are entitled to receive the Exchange Agent will provide you with a Computershare account number, credit your account with the appropriate number of book-entry shares and mail you a Direct Registration Statement shortly after closing, and any cash to which you are entitled will be distributed to you, less any applicable withholding taxes, in a special payroll run to occur on the closing date. PAGE 10

. 14. What are the withholding tax consequences associated with each of the election options? All applicable withholding taxes applicable to the exercise of your stock options and/or the exchange of your Carmike Equity Award Shares will be deducted from any cash payable to you by Carmike in connection with the Merger. To the extent the cash payable to you in connection with the Merger is not sufficient to cover the applicable withholding taxes, the number of AMC Class A common stock that you are entitled to receive will be reduced by the number of shares of AMC Class A common stock required to be surrendered as payment of the remaining withholding taxes. You should consult your tax advisor for a complete analysis of the particular tax consequences of the Merger to you, including the applicability and effect of any U.S. federal, state and local and non-U.S. tax laws. How should I send in my signed documents? Your Election Form may be sent to the Exchange Agent at one of the addresses provided below. Please ensure sufficient time so that the Election Form is actually received by the Exchange Agent on or prior to the Equity Award Election Deadline. 15. If delivering by U.S. mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011 If delivering by courier: Computershare Trust Company, N.A. c/o Voluntary Corporation Actions 250 Royall Street, Suite V Canton, MA 02021 By signing and delivering this Election Form, the undersigned hereby forever waives any and all rights of appraisal and any dissenters’ rights to which the undersigned may have been entitled pursuant to Section 262 of the Delaware General Corporation Law with respect to the transactions contemplated by the Merger Agreement and withdraws any and all written objections to the transactions contemplated thereby and/or demands for appraisal, if any, with respect to the shares of Carmike common stock. Do not send your election materials to AMC, Carmike or Georgeson Inc. in its capacity as the Information Agent, because they will not be forwarded to the Exchange Agent, and your election will be invalid. The method of delivery is at the option and risk of the electing equity award holder. Registered mail, appropriately insured, with return receipt requested, is suggested. Who do I call if I have additional questions? You may contact the Information Agent toll free at (866) 695-6078. 16. PAGE 11